Exhibit 32

METHODE ELECTRONICS, INC.

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Methode Electronics, Inc. (the “Company”) certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended January 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 10, 2005	/s/ Donald W. Duda

Donald W. Duda
Chief Executive Officer

Dated: March 10, 2005	/s/ Douglas A. Koman

Douglas A. Koman
Chief Financial Officer